Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Kinder Morgan Debenture-Backed
Series 2002-6
*CUSIP:        21988G460

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 1, 2005.

INTEREST ACCOUNT
----------------

Balance as of        March 1, 2005.....                                   $0.00
         Scheduled Income received on securities.....               $409,750.00
         Unscheduled Income received on securities.....                   $0.00

LESS:
         Distribution to the Holders.....                          -$409,749.86
         Distribution to Depositor.....                                  -$0.00
         Distribution to Trustee.....                                    -$0.14
Balance as of        September 1, 2005.....                               $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of        March 1, 2005.....                                   $0.00
         Scheduled Principal received on securities.....                  $0.00

LESS:
         Distribution to Holders.....                                    -$0.00
Balance as of        September 1, 2005.....                               $0.00


         UNDERLYING SECURITIES HELD AS OF     September 1, 2005

            Principal
              Amount                            Title of Security
            ---------                           -----------------

           $11,000,000       Kinder Morgan, Inc., formerly known as K N Energy,
                             Inc.7.45% Debentures due March 1, 2098
                             *CUSIP:      482620AX9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

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